UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2008 (December 14, 2008)

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-15339	52-2183153
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

199 Benson Road, Middlebury, Connecticut	06749
(Address of principal executive offices)	(Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chemtura Corporation entered into a Separation Agreement and General Release, dated as of December 8, 2008 (executed December 14, 2008), with Mr. Robert L. Wood, formerly Chairman, President and Chief Executive Officer (the "Wood Agreement").  The Wood Agreement provides for severance payments and benefits to be paid to Mr. Wood that includes: severance payments in the gross amount of four million dollars ($4,000,000) as follows: one million dollars ($1,000,000) paid on January 15, 2009; one million dollars ($1,000,000) paid on March 13, 2009; and two million dollars ($2,000,000) paid on June 15, 2009; and certain other benefits including accrued vacation pay; and the ability of Mr. Wood and his eligible dependents to participate in Company plans providing medical, dental and vision benefits for a period of up to two (2) years.  Under surviving provisions of the employment agreement between Chemtura Corporation and Mr. Wood (reported on Form 8-K on June 19, 2006) Mr. Wood is prohibited from, among other things, soliciting the Company's employees, customers and others with a business relationship with the Chemtura Corporation.  Mr. Wood’s participation in the Company's savings and supplemental savings plans terminated as of his date of separation.  A copy of the Wood Agreement is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

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(d)	Exhibits

Exhibit Number	Exhibit Description

99.1	Wood Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation (Registrant)

By	/s/ Lynn A. Schefsky
Name:	Lynn A. Schefsky
Title:	Senior Vice President, General Counsel and Secretary

Date:  December 16, 2008

Exhibit Index

Exhibit Number	Exhibit Description

99.1	Wood Agreement